Exhibit 10.1

Summary of BSA Plans

Share warrants or BSA (bons de souscription d’actions) are purchased by the holders and entitle each of them to subscribe for new shares of our Company at an exercise price set at the time of grant.

Administration. Pursuant to delegations granted at our general meeting of the shareholders, our board of directors determines (and formerly our executive board (directoire) determined) the list of the beneficiaries, the granting dates, the purchase price, the exercise price, the number of BSA granted and the terms and conditions of the BSA, including the number shares underlying each BSA, their exercise period.

Grants. Our BSA were granted to independent members of our former supervisory board (conseil de surveillance), independent members of the board of directors and scientific consultants of our Company. A total of 167,630 BSA has been granted and 155,940 BSA has been purchased by the beneficiaries under six (6) plans, in 2014, 2015 and 2017 (BSA 2014-A, BSA 2014-B, BSA 2015-A, BSA 2015-B, BSA 2017-A and BSA 2017-B), which have different terms and conditions as set out below.

Underlying shares. The securities to which our BSA give right are new ordinary shares of our Company. The number of ordinary shares to which each BSA 2014-A, BSA 2014-B, BSA 2015-A and BSA 2015-B gives right is one point zero three (1.03) new ordinary share. The number of ordinary shares to which each BSA 2017-A and BSA 2017-B gives right is one (1) new ordinary share.

The number of ordinary shares to which each BSA gives right can be adjusted, upwards or downwards, as a result of certain corporate transactions, such as rights issues.

Standard terms. Our BSA are exercisable by tranches of a minimum of 2,000 BSA, or a multiple thereof, with an exception for any outstanding balance of unexercised BSA under 2,000.

The BSA 2014-A and BSA 2014-B have been issued at a price of €0.01 and at an exercise price of €23.50 per BSA.

The BSA 2015-A and BSA 2015-B have been issued at a price of €0.01 and at an exercise price of €35.95 per BSA.

The BSA 2017-A and BSA 2017-B have been issued at a price of €2.00 and at an exercise price of €19.97 per BSA.

Exercise periods. The exercise periods of our BSA plans are:

Exercise period
BSA 2014-A	November 1, 2014 to September 30, 2018 (1)
BSA 2014-B	March 1, 2015 to February 28, 2019
BSA 2015-A	June 1, 2015 to May 31, 2019
BSA 2015-B	December 1, 2015 to November 30, 2019
BSA 2017-A	July 1, 2018 to June 30, 2022
BSA 2017-B	July 16, 2018 to July 15, 2022

(1)    On September 30, 2018, all BSA 2014-A have become void.

If a BSA has not been exercised at the end of its exercise period, it becomes void.